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                                                                    EXHIBIT 3.02

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              HOMESTORE.COM, INC.

     HomeStore.com, Inc., a Delaware corporation, hereby certifies that the Amended and Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit "A", which is incorporated herein by this reference, has been
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duly adopted by the Corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the Corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its by duly authorized officer.


Dated:  __________, 1999


                                        HOMESTORE.COM, INC.


                                        ----------------------------------------
                                        Stuart H. Wolff, Chief Executive Officer
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                                  EXHIBIT "A"

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              HOMESTORE.COM, INC.

                   (Originally incorporated on July 29, 1993
                     under the name InfoTouch Corporation)

                                   ARTICLE I

     The name of the Corporation is HomeStore.com, Inc.

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     (a) The Corporation is authorized to issue two classes of shares which shall be designated as Common Stock, $0.001 par value per share, and Preferred Stock, $0.001 par value per share. The total number of shares that the Corporation is authorized to issue is 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

     (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of
                                                             --------
Directors") is expressly authorized to provide for the issue of all or any of
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the remaining shares of the Preferred Stock in one or more series, to determine the designation of each such series, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolutions or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. Except as otherwise expressly provided in any certificate of designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or

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any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     There is hereby designated a series of Preferred Stock, designated as Series A Preferred Stock, $0.001 par value per share (the "Series A Preferred").
                                                           ------------------
The authorized number of shares of Series A Preferred is one (1) share. The relative rights, preferences, privileges, and restrictions granted to or imposed upon the Series A Preferred are as follows:

     (a) Dividends. In each calendar year, the holder of the Series A Preferred
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shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, non-cumulative dividends in an amount equal to $0.08 per share (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), prior and in preference to the payment of any dividend on the Common Stock in such calendar year. Dividends on the Series A Preferred shall not be mandatory or cumulative, and no rights or interest shall accrue to the holder of the Series A Preferred by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series A Preferred in any calendar or fiscal year of the Corporation. If, after dividends in the full preferential amounts specified in this Section for the Series A Preferred have been paid or declared and set apart in any calendar year of the Corporation, the holder of Series A Preferred shall have no further rights to receive any further dividends that the Board may declare or pay in that calendar year.

     (b) Liquidation. In the event of any liquidation, dissolution or winding up
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of the Corporation, whether voluntary or involuntary, the Series A Preferred shall be entitled to receive, prior and in preference to any payment or distribution on any shares of Common Stock, an amount per share equal to $1.00 per share of Series A Preferred. After payment of such amount, any further amounts available for distribution shall be distributed among the holders of Common Stock and the holder of Preferred Stock other than Series A Preferred, if any, entitled to receive such distributions.

     (c) Redemption. Upon the earlier to occur of (i) termination of that
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certain Operating Agreement dated November 26, 1996, as the same may be amended from time to time (the "Operating Agreement"), or (ii) the National Association
                        -------------------
of Realtors ("NAR") ceases to own at least 149,778 shares of Common Stock of the
              ---
Corporation, or (iii) the existence and continuance of a material breach by the NAR of that certain Joint Ownership Agreement, dated as of November 26, 1996, among the NAR, NetSelect and NetSelect, L.L.C., or the Trademark License dated as of November 26, 1996, by and between NAR and RealSelect, at any time thereafter the Corporation may, at the option of the Board, redeem the Series A Preferred. The redemption price for each share of Series A Preferred shall be $1.00 per share. If the Corporation

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elects to redeem the Series A Preferred, it shall give written notice (the
"Redemption Notice") to the holder of the Series A Preferred, at the address
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last shown on the records of the Corporation for such holder, notifying the holder of the redemption to be effected, the redemption date (which may be selected by the Corporation in its discretion), and the place at which payment may be obtained, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed. On or before the designated redemption date, each holder of Series A Preferred to be redeemed shall surrender the certificate(s) representing such shares to be redeemed to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If the Redemption Notice shall have been duly given, and if on the Redemption Date the redemption price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after the redemption date, such shares shall not thereafter be transferred on the Corporation's books and the rights of all of the holders of such shares with respect to such shares shall terminate after the redemption date, except only the right of the holder to receive the redemption price without interest upon surrender of their certificate(s) therefor.

     (d) Voting. Except as provided in this paragraph, the Series A Preferred
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shall not be entitled to notice of any stockholders' meetings and shall not be entitled to vote on any matters with respect to any question upon which holders of Common Stock or Preferred Stock have the right to vote, except as may be required by law (and, in any such case, the Series A Preferred shall have one vote per share and shall vote together with the Common Stock as a single class). The holder of Series A Preferred shall be entitled to elect one (1) director of the Corporation. If there shall be any vacancy in the office of a director elected by the holder of the Series A Preferred, then a director to hold office for the unexpired term of such directorship may be elected by the vote or written consent of the holder of the Series A Preferred. Subject to Section 141(k) of the Delaware General Corporation Law, any director who shall have been elected to the Board by the holders of Series A Preferred, or by any directors elected by holders of the Series A Preferred as provided above, may be removed during his or her term of office only for cause by, and only by, the affirmative vote of shares representing a majority of the voting power of the outstanding shares of Series A Preferred. The provisions of this Article may not be amended without the approval of the holder of the Series A Preferred.

     (e) Automatic Conversion. Each share of Series A Preferred Stock shall
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automatically be converted into one fully paid and nonassessable share of Common
Stock upon any sale, transfer, pledge, or other disposition of the share of Series A Preferred to any person or entity other than the initial holder of such share of Series A Preferred, or any successor by operation of law that functions as a non-profit trade association for Realtors under Section 501(c)(6) of Internal Revenue Code of 1986, as amended, that owns the REALTOR trademark, or any wholly-owned affiliate of such holder as long as the holder continues to own such affiliate.

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                                  ARTICLE VI

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

          (a) The conduct of the affairs of the Corporation shall be managed under the direction of its Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors; effective on the date that this Restated Certificate is filed with the Delaware Secretary of State, and subject to the preceding provisions of this sentence, the initial number of directors shall be eight (8).

          (b) Notwithstanding the other provisions of this Article VI, each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (c) Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

          (d) Subject to the rights of the holders of any series of Preferred Stock, a director may be removed only for cause by, and only by, the holders of a majority of the shares then entitled to vote at an election of directors.

          (e) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as equally as reasonably possible. The term of office of the Class I directors shall expire at the Corporation's first annual meeting of stockholders following the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the term of office of the Class II directors shall expire at the Corporation's second annual meeting of stockholders following the closing of the Initial Public Offering, and the term of office of the Class III directors shall expire at the Corporation's third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the closing of the Initial Public Offering, directors elected to succeed those directors of

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the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

          (f) Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          (g) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the Corporation, and no action shall be taken by the stockholders by written consent.

          (h) Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

                                  ARTICLE VII

     The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation.
ARTICLE VIII

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                  ARTICLE IX

     To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

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